AMENDMENT 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                OF March 31, 2004

      THIS AMENDMENT I TO EXECUTIVE EMPLOYMENT AGREEMENT OF March 31, 2004 ("Amendment" and "Employment Agreement", respectively), is made and entered into as of the 10th day of September, 2004, by and between Nanobac Pharmaceuticals, Inc., and Neva Ciftcioglu, PhD, an individual (the "Company" and "Employee", respectively, and "the Parties", collectively).

      WITNESSETH:   WHEREAS,  the  Parties  have  entered  into  the  Employment
Agreement dated March 31, 2004; and

      WHEREAS, the Parties wish to amend the Employment Agreement to clarify issues related to assignment of intellectual property and compensation.

      NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

I. The Parties hereby affirm Paragraph 5 of the Employment Agreement, such paragraph specifying the compensation of Employee, except that compensation and benefits shall commence on October 1,2004 and shall continue for five years from that date and Employee's initial signing bonus shall be paid by October 10, 2004.

2. The Parties agree that Patent Assignment Agreement Addendum of the Employment Agreement is hereby AMENDED.


3. The Parties agree that upon execution of this Amendment, the Parties will execute the AMENDED Patent Assignment Agreement attached hereto as Exhibit A and will serve as Exhibit A to the Employment Agreement of March 31, 2004.


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


4. The Parties agree that any intellectual property created by Employee in the course of her employment under the Employment Agreement executed on March 31, 2004, shall be the sole and exclusive property of the Company.

      IN WITNESS WHEREOF, the Company and Employee have duly executed this Amendment as of the date first above written.



NANOBAC PHARMACEUTICALS, INC.:               NEVA CIFTCIOGLU, PHD:

By:  /s/ H. B. Millican                           /s/ Neva Ciftcioglu
  -------------------------------------      -----------------------------------
Print: Brady Millican
Date:  09/09/2004                                    09/12/2004
    -----------------------------------      -----------------------------------














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


                   ASSIGNMENT OF KNOW-HOW AND PATENT RIGHTS

      WHEREAS, !, Neva Ciftcioglu, the below named inventor (hereinafter referred to as Assignor), have made a number of inventions, either as a sole inventor or a joint inventor, each of which is described at least in part in the following patent applications or invention disclosures entitled:

                     METHODS FOR ERADICATION OF NANOBACTERIA

The joint inventor(s) being:

      Olavi Kajander

for which the following patents have issued:

      a) United States Letters Patent 6,706,290, issued on March 16, 2004; and

      WHEREAS Assignor made such inventions and agreed under an employment agreement (hereinafter referred to as the Employment Agreement) effective March 31, 2004 with Nanobac Pharmaceuticals, Inc., a Florida corporation, whose post office address is 2727 West Martin Luther King, Suite 850, Tampa, Florida 33607, (hereinafter referred to along with its successors and assigns as Assignee), to assign such inventions;

      AND WHEREAS, Assignee is desirous of securing the entire right, title, and interest in all countries throughout the world, and in and to such inventions and to any applications for United States Letters Patent on these inventions and any letters Patent issued from these applications:

      NOW, THEREFORE, be it known that, for and in consideration of the sum of one dollar ($1.00) in hand paid and other good and valuable consideration the receipt of which from Assignee, is hereby acknowledged, Assignor, does hereby sell, assign, transfer, and set over unto Assignee my entire rights, title, and interests in and to these inventions and any corresponding patent rights (including all applications, and all divisions, and continuations thereof, all Letters Patents of the United States which may be granted thereon, and all reissues thereof, and all rights to claim priority on the basis of such application, and all applications for Letters Patent which may hereafter be filed for this invention in any foreign country and all Letters Patents which may be granted on this invention in any foreign country, and all extensions, renewals, and reissues thereof). Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States and any official of any foreign country whose duty it is to issue patents on applications as described above, to issue all Letters Patent for these inventions to Assignee in accordance with the terms of this Assignment;


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                                                                    Assignor ___
                                                                    Assignee ___

                   ASSIGNMENT OF KNOW-HOW AND PATENT RIGHTS

      AND, ASSIGNOR HEREBY covenants that I have the full right to convey the rights, title, and interests assigned by this Assignment, and that I have not executed and will not execute any agreement in conflict with this Assignment;

      AND ASSIGNOR HEREBY further covenants and agrees that I will, without further consideration, communicate with Assignee any facts known to me respecting these inventions, testify in any legal proceeding, sign all lawful papers when called upon to do so, or execute and deliver any and all papers that may be necessary or desirable to perfect the title to these inventions for Assignee (including executing all divisional, continuation, and reissue applications, making all rightful oaths and generally doing everything possible to aid Assignee to obtain and enforce proper patent protection for these inventions in the United States and any foreign country, it being understood that any expense incident to the execution of such papers shall be borne by Assignee).

      AND ASSIGNEE HEREBY AGREES to assign back to Assignor any rights assigned hereunder, if Assignee fails to timely pay all compensation due Assignor under Assignor's Employment Agreement with Assignee.

      IN TESTIMONY WHEREOF, Assignor signs and delivers this Assignment to Assignee.



     /s/ Neva Ciftcioglu                           Date:    09/12/2004
------------------------------------                   ------------------------
Neva Ciftcioglu, PhD
Of
18800 Egret Bay Blvd, Suite 114
Houston, TX 77058

Turkey
[Country of Citizenship]




     /s/ H. B. Millican                             Date:    09/09/2004
------------------------------------                    -----------------------
H. Brady Millican
Vice President, COO
Nanobac Pharmaceuticals, Inc.




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